Exhibit 5.1

Barack Ferrazzano Kirschbaum & Nagelberg llp

200 WEST MADISON STREET, SUITE 3900

CHICAGO, ILLINOIS 60606

Telephone (312) 984-3100

Facsimile (312) 984-3150

October 27, 2016

QCR Holdings, Inc.

3551 Seventh Street

Moline, Illinois 61265

Re:	Registration Statement on Form S-8 of QCR Holdings, Inc.

Ladies and Gentlemen:

We have acted as special counsel to QCR Holdings, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of 400,000 shares (the “Shares”) of common stock, $1.00 par value per share, of the Company (the “Common Stock”), authorized for issuance pursuant to the QCR Holdings, Inc. 2016 Equity Incentive Plan (the “Plan”), as set forth in the Registration Statement on Form S-8 being filed with the Securities and Exchange Commission (the “Commission”) on October 27, 2016 (together with all exhibits thereto, the “Registration Statement”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have made such legal and factual investigations as we deemed necessary for purposes of this opinion. We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (a) the Registration Statement; (b) the Company’s Certificate of Incorporation, as amended and currently in effect; (c) the Company’s Bylaws, as amended and currently in effect; (d) the resolutions of the board of directors of the Company, dated February 11, 2016, with respect to the filing of the Registration Statement and related matters; (e) the Plan; and (f) such other certificates, statutes and other instruments and documents as were considered appropriate for purposes of the opinions hereafter expressed. In our investigation, we have assumed the genuineness of all signatures, the proper execution of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as facsimile, electronic or photostatic copies and the authenticity of the originals of such copies. As to matters of fact, we have relied upon oral or written representations of officers of the Company.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Shares issued pursuant to the Plan: (a) either certificates representing the Shares shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof), or if any Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Share to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof), all in accordance with the Plan; (b) the Registration Statement, and any amendments thereto (including post-effective amendments), shall have become effective under the Act, and such effectiveness shall not have been terminated or rescinded; and (c) the Shares shall have been issued in accordance with the Plan.

Barack Ferrazzano Kirschbaum & Nagelberg LLP

QCR Holdings, Inc.

October 27, 2016

Based upon the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, it is our opinion that the Shares have been duly authorized and, when the Registration Statement becomes effective and the Shares have been issued in accordance with the Plan, the Shares will be validly issued, and subject to the restrictions imposed by the Plan, fully paid and nonassessable.

We express no opinion concerning the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

We express no opinion with respect to any specific legal issues other than those explicitly addressed herein. We assume no obligation to update this opinion letter after the date that the Registration Statement is initially declared effective or otherwise advise you with respect to any facts or circumstances or changes in law that may occur or come to our attention after such date (even though the change may affect the legal conclusions stated in this opinion letter).

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Barack Ferrazzano Kirschbaum &
Nagelberg LLP